Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Reports Fiscal 2026 Second-Quarter Results

OVERLAND PARK, Kan. (May 6, 2026) - Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today reported fiscal 2026 second-quarter results. The company also announced that unionized employees at its Goderich mine have ratified a new three-year collective bargaining agreement.

Unless otherwise noted, it should be assumed that time periods referenced below are on a fiscal-year basis and financial amounts are in U.S. dollars.

MANAGEMENT COMMENTARY

“Consistent with our Back-to-Basics framework, during the quarter we took a significant step in strengthening our balance sheet by retiring the remaining $150 million of senior unsecured notes due in 2027 and removing our nearest debt maturity,” said Edward C. Dowling Jr., president and CEO. “We had a strong winter across much of North America, and our Salt platform delivered on a high level of sales commitments while continuing to realize pricing gains. Our Plant Nutrition segment delivered another strong quarter at Ogden, with meaningful year-over-year improvement in cost performance and margins. Total company adjusted EBITDA for the quarter was $86.4 million, bringing us to $151.7 million for the first half of the year and on track to achieve our full-year outlook. We increased our Plant Nutrition guidance to reflect the strong results we continue to see in that operation, including higher expected sales volumes, better pricing and lower costs. We decreased our Salt guidance to reflect the differences in regional and product sales mix relative to forecast. Additionally, while we are seeing improvements in mine-level product costs, we have not yet achieved the level of production and efficiency gains in our mining operations that we had expected earlier in the year."

"Goderich mine is important for Compass Minerals, and I am pleased that we reached a new three-year agreement with the represented workforce. We believe we have struck a mutually beneficial arrangement that allows us to continue building upon the safe and reliable operations while allowing us to take steps to improve the mine's efficiency and flexibility."

“The hard work being done across the company is beginning to bear fruit. Some of this is manifesting itself currently in our financial results, while other initiatives will take a little more time. We know what we need to do and we are heading in the right direction, but there is more work to be done. We remain focused on reducing debt, improving our operations in all areas of the company, and building long-term value for shareholders.”

Compass Minerals Reports Second Quarter Earnings

QUARTERLY HIGHLIGHTS
•Net income of $12.7 million for the second quarter of 2026, compared to a net loss of $32.0 million in the prior year;
•Total company adjusted EBITDA for the second quarter of 2026 of $86.4 million, up 3% year over year;
•Operating earnings and adjusted EBITDA margins within the Salt business improved year over year; absolute operating earnings and adjusted EBITDA both declined 3% between comparative periods, driven principally by lower highway deicing sales volume;
•Continued improvements in pricing and cost structure increased Plant Nutrition segment operating earnings and adjusted EBITDA on both absolute and per-ton bases;
•Total debt declined 12% year over year to $713.0 million as March 31, 2026, while net debt decreased $119.2 million, or 16%, to $638.9 million over the same period; and
•Mid-point of full-year 2026 guidance for total company adjusted EBITDA maintained within modified range of $212 million to $236 million, reflecting stronger-than-expected results in the Plant Nutrition segment and adjustments related to changes in sales mix and operational matters in the Salt segment.

QUARTERLY FINANCIAL RESULTS

(in millions, except per share data)	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
GAAP Results:
Revenue	$453.2	$494.6	$849.3	$801.8
Operating income (loss)	56.0	(3.1)	92.6	(2.6)
Net income (loss)	12.7	(32.0)	31.3	(55.6)
Net income (loss) per diluted share	0.30	(0.77)	0.73	(1.34)
Non-GAAP Results*:
Adjusted operating income*	56.0	54.8	92.6	56.2
Adjusted EBITDA*	86.4	84.1	151.7	116.2
Adjusted net income (loss)*	27.3	25.7	45.9	2.8
Adjusted net income (loss)* per diluted share	0.63	0.63	1.06	0.07
*Non-GAAP financial measure. Reconciliations to the most directly comparable GAAP financial measure are provided in tables at the end of this press release.

Compass Minerals Reports Second Quarter Earnings

SALT BUSINESS RECAP

Salt revenue for the second quarter decreased 12% year over year to $382.6 million, as a result of 22% lower sales volumes in highway deicing and flat consumer and industrial (C&I) volumes. Highway deicing sales tons made up 87% of total salt sales for the quarter, compared to 90% of prior year's sales volumes. Salt segment pricing increased 10% year over year, with highway deicing pricing up 10% and C&I sales prices down of 3%, respectively, year over year.

Salt segment operating earnings for the quarter decreased by 3% to $65.2 million from the prior-year period. Adjusted EBITDA decreased to $83.2 million, down 3% from the prior-year period. These financial results reflect lower sales volumes between the periods and the pricing dynamics described above, offset by higher per-unit production costs and distribution costs year over year.

For the first half of the year, Salt revenue increased 6% year over year to $714.1 million. Highway deicing revenue increased 6% from the comparable prior year period, driven by 8% higher pricing offset by a 2% decrease in sales volumes. C&I revenue for the same period also increased 6%, driven by a 7% increase in sales volumes offset by a 1% decrease in pricing.

In the first half of 2026, Salt segment operating earnings for the quarter increased by 19% to $114.3 million compared to the first half of 2025. For the same period, adjusted EBITDA increased 13% to $150.4 million. These results reflect the stronger deicing season experienced in 2025/2026 in the company's served markets, which drove higher sales volumes between the periods, and improved pricing. Stronger sales were partially offset by higher per-unit production costs and distribution costs year over year. The regional mix of sales volumes impacted cost comparability between periods due to different cost structures across the company's production facilities and storage depots.

PLANT NUTRITION BUSINESS RECAP

Plant Nutrition revenue for the quarter totaled $67.0 million, up 15% year over year on 4% stronger sales volume over the same period. The average segment sales price for the quarter was up 10% year over year to approximately $690 per ton.

Operating earnings in the Plant Nutrition segment were $7.6 million for the quarter, compared to an operating loss of $1.8 million in the prior-year quarter. Adjusted EBITDA improved to $16.9 million versus $5.6 million last year. These financial results reflect higher sales volumes and higher average sales prices. Both product costs and distribution costs were down on a per-unit basis year over year.

The Company completed the sale of its sulfate of potash (SOP) business in Wynyard, Saskatchewan, Canada, on March 1, 2026, for total consideration of $30.8 million prior to customary closing adjustments, $3.9 million of which was placed in escrow. Compass Minerals recognized a non-cash loss on the sale of $14.6 million, including $13.1 million of

Compass Minerals Reports Second Quarter Earnings

cumulative foreign currency translation adjustments reclassified from accumulated other comprehensive loss.

CASH FLOW AND FINANCIAL POSITION

Net cash provided by operating activities amounted to $160.4 million for the six months ended March 31, 2026, compared to $182.8 million in the prior year. Changes in working capital reflect the settlement of the previously disclosed tax dispute in Ontario during the first quarter of 2026.

Net cash used in investing activities was $18.6 million for the six months ended March 31, 2026, a decrease from $35.9 million used in the prior year. Total capital spending for the six months ended March 31, 2026, was $41.0 million compared to $35.8 million in 2025. The company received $23.2 million of cash proceeds, net of amounts held in escrow and customary closing adjustments related to the aforementioned sale of the Wynyard SOP business.

Net cash used in financing activities was $127.3 million for the six months ended March 31, 2026, which included net payments of $120.8 million, inclusive of the redemption of the $150 million in 2027 Senior Unsecured Notes in March of 2026. In the prior year, net cash used in financing activities was $116.8 million and reflected net payments of $109.8 million in the period.

The company ended the quarter with $378.9 million of liquidity, comprised of $74.1 million in cash and cash equivalents and $304.8 million of availability under its $325.0 million revolving credit facility.

Total debt as of March 31, 2026, was $713.0 million compared to $807.6 million a year earlier. Net debt was $638.9 million at the end of the second quarter of 2026, down $119.2 million from $758.1 million at the end of the comparable prior year period. The net leverage ratio for the quarter ended March 31, 2026, was 2.7 times, down from 4.6 times for the comparable prior year period.

Compass Minerals Reports Second Quarter Earnings

UPDATED OPERATING AND FISCAL 2026 OUTLOOK

Based on stronger-than-expected results in the Plant Nutrition segment and adjustments related to changes in sales mix and operational matters in the Salt segment, Compass Minerals is updating its previously issued full-year fiscal 2026 outlook as follows:

Salt Segment
2026
	Previous Guidance	Current Guidance
Highway deicing sales volumes (thousands of tons)	8,200 - 8,500	8,450 - 8,800
Consumer and industrial sales volumes (thousands of tons)	1,700 - 1,950	1,900 - 2,000
Total salt sales volumes (thousands of tons)	9,900 - 10,450	10,350 - 10,800

Revenue (in millions)	$980 - $1,050	$1,025 - $1,080
Adjusted EBITDA (in millions)	$230 - $252	$225 - $240

Plant Nutrition Segment[1]
2026
	Previous Guidance	Current Guidance
Sales volumes (thousands of tons)	255 - 275	280 - 300
Revenue (in millions)	$170 - $185	$190 - $210
Adjusted EBITDA (in millions)	$34 - $ 39	$43 - $ 47
1)    Reflects the impact of the sale of the Wynyard SOP business.

Corporate & Other
2026
	Previous Guidance	Current Guidance
Adj. EBITDA (in millions)	($56) - ($51)	($56) - ($51)

Projected Corporate and Other results shown in the table above include corporate expenses in support of our core businesses and the results of DeepStore, the company's records management business in the U.K.

Compass Minerals Reports Second Quarter Earnings

Total Compass Minerals
Current 2026 Adjusted EBITDA Guidance
	Salt	Plant Nutrition	Corporate	Total
Adjusted EBITDA (in millions)	$225 - $240	$43 - $47	($56) - ($51)	$212 - $236

2026 Capital Expenditures
Total
Capital expenditures (in millions)				$90 - $110

Other Financial Assumptions
2026
($ in millions)	Previous Guidance	Current Guidance
Depreciation, depletion and amortization	$105 - $115	$105 - $115
Interest expense, net	$65 - $70	$62 - $67
Effective income tax rate (excl. valuation allowance)	30% - 34%	30% - 34%
Guidance for the 2026 effective income tax rate reflects the income mix by country with income recognized in foreign jurisdictions offset by losses recognized in the U.S.

CONFERENCE CALL

Compass Minerals will discuss its results on a conference call tomorrow morning, Thursday, May 7, at 9:30 a.m. ET (8:30 a.m. CT). To access the conference call, please visit the company’s website at investors.compassminerals.com or dial 800-715-9871. Callers must provide the conference ID number 7896827. Outside of the U.S. and Canada, callers may dial 646-307-1963. Replays of the call will be available on the company’s website.

A supporting company presentation supporting 2026 second-quarter results is available at investors.compassminerals.com.

About Compass Minerals
Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. The company’s salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial, chemical and agricultural applications. Its plant nutrition products help improve the quality and yield of crops while supporting sustainable agriculture. Compass Minerals operates 11 production and packaging facilities with more than 1,800 employees throughout the U.S., Canada and the U.K. Visit compassminerals.com for more information about the company and its products.

Compass Minerals Reports Second Quarter Earnings

Investor Contact
Brent Collins
Vice President, Treasurer & Investor Relations
+1.913.344.9111
InvestorRelations@compassminerals.com

Forward-Looking Statements and Other Disclaimers
This press release may contain forward-looking statements, including, without limitation, statements about future costs, production, mutual benefits of our arrangement with the workforce at Goderich, debt reduction, shareholder value, and the company's outlook for 2026, including its expectations regarding sales volumes, revenue, Adjusted EBITDA, depreciation, depletion, and amortization, interest expense, tax rates, and capital expenditures. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. The company uses words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) weather conditions, (ii) inflation, the cost and availability of transportation for the distribution of the company’s products and foreign exchange rates, (iii) pressure on prices and impact from competitive products, and (iv) any inability by the company to successfully implement its strategic priorities or its cost-saving or enterprise optimization initiatives. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the period ended Sept. 30, 2025, and its Quarterly Reports on Form 10-Q for the quarter ended Mar. 31, 2026, filed or to be filed with the SEC, as well as the company's other SEC filings. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Non-GAAP Measures
In addition to using U.S. generally accepted accounting principles (“GAAP”) financial measures, management uses a variety of non-GAAP financial measures described below to evaluate the company’s and its operating segments’ performance. While the consolidated financial statements provide an understanding of the company’s overall results of operations, financial condition and cash flows, management analyzes components of the consolidated financial statements to identify certain trends and evaluate specific performance areas.

Management uses EBITDA, EBITDA adjusted for items which management believes are not indicative of the company’s ongoing operating performance (“Adjusted EBITDA”) and EBITDA margin to evaluate the operating performance of the company’s core business

Compass Minerals Reports Second Quarter Earnings

operations because its resource allocation, financing methods and cost of capital, and income tax positions are managed at a corporate level, apart from the activities of the operating segments, and the operating facilities are located in different taxing jurisdictions, which can cause considerable variation in net earnings. Management also uses adjusted operating earnings, adjusted operating margin, adjusted net earnings, and adjusted net earnings per diluted share, which eliminate the impact of certain items that management does not consider indicative of underlying operating performance. The presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. Management believes these non-GAAP financial measures provide management and investors with additional information that is helpful when evaluating underlying performance. EBITDA and Adjusted EBITDA exclude interest expense, income taxes and depreciation, depletion and amortization, each of which is an essential element of the company’s cost structure and cannot be eliminated. In addition, Adjusted EBITDA and Adjusted EBITDA margin exclude certain cash and non-cash items, including stock-based compensation, impairment charges and certain restructuring charges. Consequently, any measure that excludes these elements has material limitations. The non-GAAP financial measures used by management should not be considered in isolation or as a substitute for net earnings, operating earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of overall profitability or liquidity. These measures are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The calculation of non-GAAP financial measures as used by management is set forth in the following tables. All margin numbers are defined as the relevant measure divided by sales. The company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the company is unable to estimate significant non-recurring, unusual items and/or distinct non-core initiatives without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the company’s results.

Adjusted operating earnings, adjusted operating margin, adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, net debt and net leverage ratio are presented as supplemental measures of the company’s performance. Management believes these measures provide management and investors with additional information that is helpful when evaluating underlying performance and comparing results on a year-over-year normalized basis. These measures eliminate the impact of certain items that management does not consider indicative of underlying operating performance. These adjustments are itemized below. Adjusted net earnings (loss) per diluted share is adjusted net earnings (loss) divided by weighted average diluted shares outstanding. Net debt is calculated as current and long-term debt minus cash and cash equivalents used to evaluate our financial position. Management defines net leverage ratio as net debt divided by Adjusted EBITDA for the previous twelve-month period ("last twelve months," or "LTM"). You are encouraged to evaluate the adjustments itemized above and the reasons management considers them appropriate for supplemental analysis. In evaluating these measures you should be aware that in the future the company may incur expenses that are the same as or similar to some of the adjustments presented below.

Compass Minerals Reports Second Quarter Earnings

Special Items Impacting the Three Months Ended Mar. 31, 2025 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Product recall costs(1)	Salt	Product cost and Other operating expense	$0.9	$(0.2)	$0.7	$0.02
Restructuring charges(2)	Salt	Other operating income	0.3	—	0.3	0.01
Restructuring charges(2)	Corporate and Other	Other operating income	3.7	—	3.7	0.09
Impairments(3)	Corporate and Other	Loss on impairments	53.0	—	53.0	1.28
Total			$57.9	$(0.2)	$57.7	$1.40

Special Items Impacting the Six Months Ended Mar. 31, 2025 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Product recall costs(1)	Salt	Product cost and Other operating income	$1.8	$(0.4)	$1.4	$0.03
Restructuring charges(2)	Salt	Other operating income	0.3	—	0.3	0.01
Restructuring charges(2)	Corporate and Other	Other operating income	3.7	—	3.7	0.09
Impairments(3)	Corporate and Other	Loss on impairments	53.0	—	53.0	1.28
Total			$58.8	$(0.4)	$58.4	$1.41
(1)    The Company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and six months ended March 31, 2025, were $0.9 million and $1.8 million, respectively.
(2)    The Company incurred severance and related charges of $4.0 million, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business, during the three and six months ended March 31, 2025.
(3)    For the three and six months ended March 31, 2025, the Company recorded a loss on impairments of $53.0 million, related to intangible assets due to the exit of the Fortress fire retardant business.

Reconciliation for Adjusted Operating Income (unaudited, in millions)
	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Operating income (loss)	$56.0	$(3.1)	$92.6	$(2.6)
Product recall costs(1)	—	0.9	—	1.8
Restructuring charges(2)	—	4.0	—	4.0
Loss on impairments(3)	—	53.0	—	53.0
Adjusted operating income	$56.0	$54.8	$92.6	$56.2
Sales	453.2	494.6	849.3	801.8
Operating margin	12.4%	(0.6)%	10.9%	(0.3)%
Adjusted operating margin	12.4%	11.1%	10.9%	7.0%
(1)    The Company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and six months ended March 31, 2025, were $0.9 million and $1.8 million, respectively.
(2)    The Company incurred severance and related charges of $4.0 million, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business, during the three and six months ended March 31, 2025.
(3)    For the three and six months ended March 31, 2025, the Company recorded a loss on impairments of $53.0 million, related to intangible assets due to the exit of the Fortress fire retardant business.

Compass Minerals Reports Second Quarter Earnings

Reconciliation for Adjusted Net Income (unaudited, in millions)
	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Net income (loss)	$12.7	$(32.0)	$31.3	$(55.6)
Loss on sale of business, net(1)	14.6	—	14.6	—
Product recall costs(2)	—	0.9	—	1.8
Restructuring charges(3)	—	4.0	—	4.0
Loss on impairments(4)	—	53.0	—	53.0
Income tax effect	—	(0.2)	$—	(0.4)
Adjusted net income	$27.3	$25.7	$45.9	$2.8

Net income (loss) per diluted share	$0.30	$(0.77)	$0.73	$(1.34)
Adjusted net income per diluted share	$0.63	$0.63	$1.06	$0.07
Weighted-average common shares outstanding (in thousands):
Diluted	42,357	41,521	42,297	41,480
(1)    For the three and six months ended March 31, 2026, the Company recorded a loss on sale of the Wynyard business of $14.6 million, which included a $13.1 million recognition of cumulative foreign currency translation adjustments reclassified from Accumulated other comprehensive loss.
(2)    The Company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and six months ended March 31, 2025, were $0.9 million and $1.8 million, respectively.
(3)    The Company incurred severance and related charges of $4.0 million, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business, during the three and six months ended March 31, 2025.
(4)    For the three and six months ended March 31, 2025, the Company recorded a loss on impairments of $53.0 million, related to intangible assets due to the exit of the Fortress fire retardant business.

Compass Minerals Reports Second Quarter Earnings

Reconciliation for EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Net income (loss)	$12.7	$(32.0)	$31.3	$(55.6)
Interest expense	17.9	18.0	36.0	34.9
Income tax expense	16.0	9.8	13.8	19.5
Depreciation, depletion and amortization	28.2	26.5	54.6	53.3
EBITDA	74.8	22.3	135.7	52.1
Adjustments to EBITDA:
Stock-based compensation - non-cash	2.2	2.8	4.5	6.7
Interest income	(0.6)	(0.2)	(0.9)	(0.6)
Gain on foreign exchange, net	(5.6)	(0.1)	(3.5)	(5.3)
Loss on sale of business, net(1)	14.6	—	14.6	—
Loss on extinguishment of debt(2)	0.5	—	0.5	—
Product recall costs(3)	—	0.9	—	1.8
Restructuring charges(4)	—	4.0	—	4.0
Loss on impairments(5)	—	53.0	—	53.0
Other expense, net	0.5	1.4	0.8	4.5
Adjusted EBITDA	$86.4	$84.1	$151.7	$116.2
(1)    For the three and six months ended March 31, 2026, the Company recorded a loss on sale of the Wynyard business of $14.6 million, which included a $13.1 million recognition of cumulative foreign currency translation adjustments reclassified from Accumulated other comprehensive loss.
(2)    For the three and six months ended March 31, 2026, the Company recorded a $0.5 million loss on extinguishment of debt related to the write-off of deferred financing costs from the redemption of the 2027 Notes.
(3)    The Company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and six months ended March 31, 2025, were $0.9 million and $1.8 million, respectively.
(4)    The Company incurred severance and related charges of $4.0 million, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business, during the three and six months ended March 31, 2025.
(5)    For the three and six months ended March 31, 2025, the Company recorded a loss on impairments of $53.0 million, related to intangible assets due to the exit of the Fortress fire retardant business.

Compass Minerals Reports Second Quarter Earnings

Salt Segment Performance (unaudited, in millions, except for sales volumes and prices per short ton)
	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Sales	$382.6	$432.7	$714.1	$674.9
Operating income	$65.2	$66.9	$114.3	$96.3
Operating margin	17.0%	15.5%	16.0%	14.3%
Adjusted operating income(1)	$65.2	$68.1	$114.3	$98.4
Adjusted operating margin(1)	17.0%	15.7%	16.0%	14.6%
EBITDA(1)	$83.2	$84.3	$150.4	$131.2
EBITDA(1) margin	21.7%	19.5%	21.1%	19.4%
Adjusted EBITDA(1)	$83.2	$85.5	$150.4	$133.3
Adjusted EBITDA(1) margin	21.7%	19.8%	21.1%	19.8%
Sales volumes (in thousands of tons):
Highway deicing	3,593	4,583	6,444	6,570
Consumer and industrial	520	522	1,095	1,028
Total Salt	4,113	5,105	7,539	7,598
Average prices (per ton):
Highway deicing	$77.60	$70.86	$75.99	$70.45
Consumer and industrial	$199.49	$206.71	$204.92	$206.25
Total Salt	$93.01	$84.76	$94.72	$88.83
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Reconciliation for Salt Segment Adjusted Operating Income (unaudited, in millions)
	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Reported GAAP segment operating income	$65.2	$66.9	$114.3	$96.3
Restructuring charges(1)	—	0.3	—	0.3
Product recall costs(2)	—	0.9	—	1.8
Segment adjusted operating income	$65.2	$68.1	$114.3	$98.4
Segment sales	382.6	432.7	714.1	674.9
Segment operating margin	17.0%	15.5%	16.0%	14.3%
Segment adjusted operating margin	17.0%	15.7%	16.0%	14.6%
(1)    The Company incurred severance and related charges of $0.3 million, due to a reduction in workforce, during the three and six months ended March 31, 2025.
(2)    The Company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and six months ended March 31, 2025, were $0.9 million and $1.8 million, respectively.

Compass Minerals Reports Second Quarter Earnings

Reconciliation for Salt Segment EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Reported GAAP segment operating income	$65.2	$66.9	$114.3	$96.3
Depreciation, depletion and amortization	18.0	17.4	36.1	34.9
Segment EBITDA	$83.2	$84.3	$150.4	$131.2
Restructuring charges(1)	—	0.3	—	0.3
Product recall costs(2)	—	0.9	—	1.8
Segment adjusted EBITDA	$83.2	$85.5	$150.4	$133.3
Segment sales	382.6	432.7	714.1	674.9
Segment EBITDA margin	21.7%	19.5%	21.1%	19.4%
Segment adjusted EBITDA margin	21.7%	19.8%	21.1%	19.8%
(1)    The Company incurred severance and related charges of $0.3 million, due to a reduction in workforce, during the three and six months ended March 31, 2025.
(2)    The Company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and six months ended March 31, 2025, were $0.9 million and $1.8 million, respectively.

Plant Nutrition Segment Performance (unaudited, dollars in millions, except for sales volumes and prices per short ton)
	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Sales	$67.0	$58.3	$127.8	$119.7
Operating income (loss)	$7.6	$(1.8)	$13.0	$(4.9)
Operating margin	11.3%	(3.1)%	10.2%	(4.1)%
Adjusted operating income (loss)(1)	$7.6	$(1.8)	$13.0	$(4.9)
Adjusted operating margin(1)	11.3%	(3.1)%	10.2%	(4.1)%
EBITDA(1)	$16.9	$5.6	$29.7	$10.0
EBITDA(1) margin	25.2%	9.6%	23.2%	8.4%
Adjusted EBITDA(1)	$16.9	$5.6	$29.7	$10.0
Adjusted EBITDA(1) margin	25.2%	9.6%	23.2%	8.4%
Sales volumes (in thousands of tons)	97	93	186	195
Average price (per ton)	$690.43	$626.02	$688.92	$613.61
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Compass Minerals Reports Second Quarter Earnings

Reconciliation for Plant Nutrition Segment Adjusted Operating Income (Loss) (unaudited, in millions)
	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Reported GAAP segment operating income (loss)	$7.6	$(1.8)	$13.0	$(4.9)
Segment adjusted operating income (loss)	7.6	(1.8)	$13.0	$(4.9)
Segment sales	67.0	58.3	127.8	119.7
Segment operating margin	11.3%	(3.1)%	10.2%	(4.1)%
Segment adjusted operating margin	11.3%	(3.1)%	10.2%	(4.1)%

Reconciliation for Plant Nutrition Segment EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Reported GAAP segment operating income (loss)	$7.6	$(1.8)	$13.0	$(4.9)
Depreciation, depletion and amortization	9.3	7.4	16.7	14.9
Segment EBITDA	16.9	5.6	$29.7	$10.0
Segment adjusted EBITDA	16.9	5.6	$29.7	$10.0
Segment sales	67.0	58.3	127.8	119.7
Segment EBITDA margin	25.2%	9.6%	23.2%	8.4%
Segment adjusted EBITDA margin	25.2%	9.6%	23.2%	8.4%

Reconciliation of Net Debt (unaudited, in millions)
	Mar. 31,
	2026	2025
Current portion of long-term debt	$—	$10.0
Long-term debt, net of current portion	713.0	797.6
Total Debt	713.0	807.6
Less: Cash and cash equivalents	(74.1)	(49.5)
Net Debt	$638.9	$758.1

Reconciliation of Net Leverage Ratio (unaudited, in millions)
	Twelve Months Ended Mar. 31,
	2026	2025
Net Debt (as of period end)	$638.9	$758.1
Divided by: LTM Adjusted EBITDA(1)	234.3	164.6
Net Leverage Ratio	2.7	4.6
(1)    See Reconciliation for Mar. 31, 2026 LTM Adjusted EBITDA and Reconciliation for Mar. 31, 2025 LTM Adjusted EBITDA in the tables below.

Compass Minerals Reports Second Quarter Earnings

Reconciliation for Mar. 31, 2026 LTM Adjusted EBITDA (unaudited, in millions)
	Add: Current Year	Less: Prior Year	Add: Prior Fiscal Year	LTM Adjusted EBITDA
	Six Months Ended Mar. 31, 2026	Six Months Ended Mar. 31, 2025	Twelve Months Ended Sept. 30, 2025	Twelve Months Ended Mar. 30, 2026
Net income (loss)	$31.3	$(55.6)	$(79.8)	$7.1
Interest expense	36.0	34.9	68.5	69.6
Income tax expense	13.8	19.5	26.1	20.4
Depreciation, depletion and amortization	54.6	53.3	103.2	104.5
EBITDA	135.7	52.1	118.0	201.6
Adjustments to EBITDA:
Stock-based compensation - non-cash	4.5	6.7	10.2	8.0
Interest income	(0.9)	(0.6)	(1.3)	(1.6)
(Gain) loss on foreign exchange, net	(3.5)	(5.3)	(0.1)	1.7
Loss on sale of business, net(1)	14.6	—	—	14.6
Loss on extinguishment of debt(2)	0.5	—	7.6	8.1
Product recall costs(3)	—	1.8	2.1	0.3
Restructuring charges(4)	—	4.0	4.3	0.3
Loss on impairments(5)	—	53.0	53.7	0.7
Other expense, net(6)	0.8	4.5	4.3	0.6
Adjusted EBITDA	$151.7	$116.2	$198.8	$234.3
(1)    For the six months ended March 31, 2026, the Company recorded a loss on the sale of the Wynyard business of $14.6 million, which included a $13.1 million recognition of cumulative foreign currency translation adjustments reclassified from Accumulated other comprehensive loss.
(2)    For the six months ended March 31, 2026, the Company recorded a $0.5 million loss on extinguishment of debt related to the write-off of deferred financing costs from the redemption of the 2027 Notes. For the twelve months ended September 30, 2025, the Company recorded a $7.6 million loss on extinguishment of debt, comprised of a $3.9 million prepayment premium related to the partial redemption of the 2027 Notes and a $3.7 million write-off of unamortized deferred financing costs related to the partial redemption of 2027 Notes and repayment of the term loans.
(3)    The Company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the six months ended March 31, 2025 and the twelve months ended September 30, 2025 were $1.8 million and $2.1 million, respectively.
(4)    The Company incurred severance and related charges of $4.0 million and $4.3 million, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business, during the six months ended March 31, 2025 and the twelve months ended September 30, 2025, respectively.
(5)    For the six months ended March 31, 2025 and the twelve months ended September 30, 2025, the Company recorded a loss on impairments of $53.0 million and $53.7 million, respectively, related to intangible assets due to the exit of the Fortress fire retardant business.
(6)    Other expense primarily consisted of fees paid and the write-off of previously capitalized deferred financing costs related to the modification of the Company's Credit Agreement for the six months ended March 31, 2025 and the twelve months ended September 30, 2025, respectively.

Compass Minerals Reports Second Quarter Earnings

Reconciliation for Mar. 31, 2025 LTM Adjusted EBITDA (unaudited, in millions)
	Add: Current Year	Less: Prior Year	Add: Prior Fiscal Year	LTM Adjusted EBITDA
	Six Months Ended Mar. 31, 2025	Six Months Ended Mar. 31, 2024	Twelve Months Ended Sept. 30, 2024	Twelve Months Ended Mar. 30, 2025
Net income (loss)	$(55.6)	$(114.2)	$(206.1)	$(147.5)
Interest expense	34.9	33.2	69.5	71.2
Income tax expense (benefit)	19.5	(12.3)	17.9	49.7
Depreciation, depletion and amortization	53.3	52.3	105.0	106.0
EBITDA	52.1	(41.0)	(13.7)	79.4
Adjustments to EBITDA:
Stock-based compensation - non-cash	6.7	7.0	8.1	7.8
Interest income	(0.6)	(0.6)	(1.0)	(1.0)
(Gain) loss on foreign exchange, net	(5.3)	(0.6)	0.7	(4.0)
Product recall costs(1)	1.8	—	0.8	2.6
Restructuring charges(2)	4.0	15.7	15.8	4.1
Loss on impairments(3)	53.0	175.8	193.4	70.6
Other expense, net(4)	4.5	1.6	2.2	5.1
Adjusted EBITDA	$116.2	$157.9	$206.3	$164.6
(1)    The Company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the six months ended March 31, 2025 and the twelve months ended September 30, 2024 were $1.8 million and $0.8 million, respectively.
(2)    The Company incurred severance and related charges of $4.0 million, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business, during the six months ended March 31, 2025. For the six months ended March 31, 2024 and the twelve months ended September 30, 2024, the Company incurred severance and related charges due to the reduction in workforce, changes to executive leadership and additional restructuring costs related to the termination of the Company's lithium development project of $15.7 million and $15.8 million, respectively.
(3)    For the six months ended March 31, 2025, the Company recorded loss on impairments of $53.0 million, related to intangible assets due to the exit of the Fortress fire retardant business. For the six months ended March 31, 2024 and the twelve months ended September 30, 2024, the Company recorded loss on impairments of $175.8 million and $193.4 million, respectively, related to the termination of the lithium development project, Fortress goodwill, intangible assets, and Plant Nutrition goodwill and water rights.
(4)    Other expense primarily consisted of the write-off of previously capitalized deferred financing costs related to the modification of the Company's Credit Agreement for the six months ended March 31, 2025. For the six months ended March 31, 2024 and the twelve months ended September 30, 2024, other expense primarily consisted of expense related to natural gas hedges.

Compass Minerals Reports Second Quarter Earnings

GAAP

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except share and per-share data)

	Three Months Ended Mar. 31,		Six Months Ended Mar. 31,
	2026	2025	2026	2025
Sales	$453.2	$494.6	$849.3	$801.8
Shipping and handling cost	138.0	151.4	250.1	232.0
Product cost	232.2	266.4	453.0	458.7
Gross profit	83.0	76.8	146.2	111.1
Selling, general and administrative expenses	27.0	29.6	53.6	62.9
Loss on impairments	—	53.0	—	53.0
Other operating income	—	(2.7)	—	(2.2)
Operating income (loss)	56.0	(3.1)	92.6	(2.6)
Other expense (income):
Interest income	(0.6)	(0.2)	(0.9)	(0.6)
Interest expense	17.9	18.0	36.0	34.9
Gain on foreign exchange, net	(5.6)	(0.1)	(3.5)	(5.3)
Loss on sale of business, net	14.6	—	14.6	—
Loss on extinguishment of debt	0.5	—	0.5	—
Other expense, net	0.5	1.4	0.8	4.5
Net income (loss) before income taxes	28.7	(22.2)	45.1	(36.1)
Income tax expense	16.0	9.8	13.8	19.5
Net income (loss)	$12.7	$(32.0)	$31.3	$(55.6)

Basic net income (loss) per common share	$0.30	$(0.77)	$0.73	$(1.34)
Diluted net income (loss) per common share	$0.30	$(0.77)	$0.73	$(1.34)
Weighted-average common shares outstanding (in thousands):
Basic	42,160	41,521	42,105	41,480
Diluted	42,357	41,521	42,297	41,480

Compass Minerals Reports Second Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited)
	Mar. 31,	Sept. 30,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$74.1	$59.7
Receivables, net	223.3	179.6
Inventories, net	178.7	312.0
Other current assets	32.0	20.9
Total current assets	508.1	572.2
Property, plant and equipment, net	748.3	770.1
Intangible assets, net	4.3	23.8
Goodwill	6.0	6.0
Other noncurrent assets	98.6	147.3
Total assets	$1,365.3	$1,519.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$100.8	$96.0
Accrued salaries and wages	18.2	26.4
Current portion of finance lease liabilities	6.4	7.9
Income taxes payable	0.4	5.6
Accrued interest	13.5	19.0
Accrued expenses and other current liabilities	107.3	110.7
Total current liabilities	246.6	265.6
Long-term debt, net of current portion	713.0	832.2
Finance lease liabilities, net of current portion	5.9	7.6
Deferred income taxes, net	52.1	53.9
Other noncurrent liabilities	73.5	126.0
Commitments and contingencies
Stockholders' equity:
Common stock	0.4	0.4
Additional paid-in capital	425.7	430.0
Treasury stock, at cost	(3.8)	(10.8)
Accumulated deficit	(46.3)	(77.6)
Accumulated other comprehensive loss	(101.8)	(107.9)
Total stockholders' equity	274.2	234.1
Total liabilities and stockholders' equity	$1,365.3	$1,519.4

Compass Minerals Reports Second Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)
	Six Months Ended Mar. 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$31.3	$(55.6)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation, depletion and amortization	54.6	53.3
Amortization of deferred financing costs	2.1	2.6
Non-cash portion of stock-based compensation	4.5	6.7
Deferred income taxes	(1.8)	0.8
Unrealized foreign exchange gain, net	(3.9)	(6.4)
Loss on impairments	—	53.0
Net gain from remeasurement of contingent consideration	—	(7.9)
Loss on extinguishment of debt	0.5	—
Loss on sale of business, net	14.6	—
Other, net	1.9	0.6
Changes in operating assets and liabilities:
Receivables	(46.2)	(63.8)
Inventories	121.3	183.3
Other assets	40.0	2.0
Accounts payable and accrued expenses and other current liabilities	(8.6)	6.4
Other liabilities	(49.9)	7.8
Net cash provided by operating activities	160.4	182.8
Cash flows from investing activities:
Capital expenditures	(41.0)	(35.8)
Proceeds from sale of business, net of cash and transaction costs	23.2	—
Other, net	(0.8)	(0.1)
Net cash used in investing activities	(18.6)	(35.9)
Cash flows from financing activities:
Borrowings under revolving credit facility	47.0	140.3
Repayments under revolving credit facility	(47.0)	(299.9)
Proceeds from issuance of long-term debt	58.8	62.1
Principal payments on long-term debt	(179.6)	(12.3)
Payments of deferred financing costs	(0.3)	(2.4)
Shares withheld to satisfy employee tax obligations	(1.7)	(1.1)
Other, net	(4.5)	(3.5)
Net cash used in financing activities	(127.3)	(116.8)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.8)
Net change in cash and cash equivalents	14.4	29.3
Cash and cash equivalents, beginning of the year	59.7	20.2
Cash and cash equivalents, end of period	$74.1	$49.5

Compass Minerals Reports Second Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Three Months Ended Mar. 31, 2026	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$382.6	$67.0	$3.6	$453.2
Intersegment sales	—	2.0	(2.0)	—
Shipping and handling cost	128.7	9.3	—	138.0
Product cost	181.1	48.7	2.4	232.2
Gross profit	72.8	9.0	1.2	83.0
Selling, general and administrative expenses	7.6	1.4	18.0	27.0
Operating income (loss)	65.2	7.6	(16.8)	56.0

Other Segment Disclosures:
Depreciation, depletion and amortization	18.0	9.3	0.9	28.2
Loss on sale of business, net(3)	—	14.6	—	14.6
Total assets (as of end of period)	825.3	338.2	201.8	1,365.3

Three Months Ended Mar. 31, 2025	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$432.7	$58.3	$3.6	$494.6
Intersegment sales	—	2.3	(2.3)	—
Shipping and handling cost	141.9	9.5	—	151.4
Product cost	214.3	48.6	3.5	266.4
Gross profit	76.5	0.2	0.1	76.8
Selling, general and administrative expenses	9.1	2.0	18.5	29.6
Loss on impairments(4)	—	—	53.0	53.0
Other operating expense (income)	0.5	—	(3.2)	(2.7)
Operating income (loss)(5)(6)	66.9	(1.8)	(68.2)	(3.1)

Other Segment Disclosures:
Depreciation, depletion and amortization	17.4	7.4	1.7	26.5
Total assets (as of end of period)	959.2	365.7	207.0	1,531.9

Compass Minerals Reports Second Quarter Earnings

Six Months Ended Mar. 31, 2026	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$714.1	$127.8	$7.4	$849.3
Intersegment sales	—	3.0	(3.0)	—
Shipping and handling cost	232.5	17.6	—	250.1
Product cost	353.1	95.0	4.9	453.0
Gross profit	128.5	15.2	2.5	146.2
Selling, general and administrative expenses	14.2	2.2	37.2	53.6
Operating income (loss)	114.3	13.0	(34.7)	92.6

Other Segment Disclosure:
Depreciation, depletion and amortization	36.1	16.7	1.8	54.6
Loss on sale of business, net(3)	—	14.6	—	14.6
Capital expenditures	31.0	9.2	0.8	41.0

Six Months Ended Mar. 31, 2025	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$674.9	$119.7	$7.2	$801.8
Intersegment sales	—	5.5	(5.5)	—
Shipping and handling cost	213.2	18.8	—	232.0
Product cost	348.4	103.0	7.3	458.7
Gross profit (loss)	113.3	(2.1)	(0.1)	111.1
Selling, general and administrative expenses	16.5	2.8	43.6	62.9
Loss on impairments(4)	—	—	53.0	53.0
Other operating expense (income)	0.5	—	(2.7)	(2.2)
Operating income (loss)(5)(6)	96.3	(4.9)	(94.0)	(2.6)

Other Segment Disclosure:
Depreciation, depletion and amortization	34.9	14.9	3.5	53.3
Capital expenditures	27.5	6.2	2.1	35.8
(1)    Corporate and other includes corporate entities, records management operations, the Fortress fire retardant costs, prior-year lithium costs and other incidental operations and eliminations. Operating income (loss) for corporate and other includes indirect corporate overhead, including costs for general corporate governance and oversight, prior-year lithium-related expenses, as well as costs for the human resources, information technology, legal and finance functions.
(2)    Sales to external customers are net of intersegment sales.
(3)    For the three and six months ended March 31, 2026, the Company recorded loss on sale of the Wynyard business of $14.6 million, which included a $13.1 million recognition of cumulative foreign currency translation adjustments reclassified from Accumulated other comprehensive loss.
(4)    For the three and six months ended March 31, 2025, the Company recorded a loss on impairments of $53.0 million, related to intangible assets due to the exit of the Fortress fire retardant business.
(5)    The Company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and six months ended March 31, 2025, were $0.9 million and $1.8 million, respectively.
(6)    The Company incurred severance and related charges of $4.0 million, due to a reduction in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business, during the three and six months ended March 31, 2025.